Exhibit 99.1

Berkshire Hills Reports 63% Increase in First Quarter Earnings;

Dividend Declared

BOSTON, April 23, 2018. Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported first quarter 2018 net income of $25 million, which was a 63% increase over 2017 first quarter results of $15 million. This reflected the ongoing benefit of the Company’s growth and expansion, together with the benefit of a lower federal tax rate resulting from federal tax reform near the end of 2017.

FIRST QUARTER FINANCIAL HIGHLIGHTS (income statement comparisons are year over year and balance sheet growth is compared to prior quarter-end):

•	$0.55 GAAP EPS
•	$0.65 Core EPS
•	13% increase in net revenue
•	30% increase in loan and deposit related fee income
•	4% annualized loan growth; 3% annualized C&I loan growth
•	3% increase in average deposits
•	3.36% net interest margin
•	59.5% efficiency ratio
•	0.27% non-performing assets/assets
•	0.17% net loan charge-offs/average loans

CEO Michael Daly stated, “We had a solid start to the year, delivering ongoing growth while integrating our new Commerce operations. With the benefit of greater efficiency, GAAP return on assets improved to 0.88% and core return on assets improved to 1.04%. We expect continued momentum in the second quarter where GAAP return on assets will improve to over 1.00% and core return on assets will improve to over 1.10%. We formally opened our new Boston corporate headquarters, which also serves as a regional hub for Greater Boston relationship teams. We added additional bankers both in Boston and in the Princeton, NJ area. We also opened a new branch in Simsbury, CT, which uses a combination of virtual teller technology and MyBanker relationship professionals to provide enhanced customer support and product availability.”

DIVIDEND DECLARED

The Board of Directors declared a quarterly cash dividend of $0.22 per common share to shareholders of record at the close of business on May 10, 2018, payable on May 24, 2018. The dividend equates to a 2.3% annualized yield based on the $37.88 average closing price of Berkshire Hills Bancorp common stock during the first quarter. The Board also declared a quarterly cash dividend of $0.44 per share for the preferred stock issued in conjunction with the Commerce acquisition, with the same record and payment dates as above. The quarterly common and preferred dividends were increased in the prior quarter by 5%.

FINANCIAL CONDITION

Total assets ended the first quarter of 2018 at $11.5 billion. Both commercial loans and residential mortgages contributed to the 4% annualized increase in total loans. Period-end deposit balances are impacted by daily fluctuations related to payroll processing. Average deposits increased by 3% compared to the prior quarter. Asset quality metrics remained strong. Delinquency metrics increased due to one commercial credit which is expected to remain accruing and is in the process of collection. Metrics related to capital, liquidity, and book value per share were generally stable compared to the start of the year.

RESULTS OF OPERATIONS

First quarter revenue and expense included the full quarter impact of the Commerce operations acquired on October 13, 2017. 2018 first quarter net income totaled $25 million, which was a 63% increase over 2017 first quarter results of $15 million. Earnings per share increased by 25% to $0.55, including the impact of additional shares issued in 2017. First quarter core earnings per share improved by 18% to $0.65 per share in 2018 compared $0.55 in 2017. The measure of core earnings per share excludes amounts viewed as not related to normalized operations. In the most recent quarter these were primarily related to the integration of the Commerce operations.

Quarterly net revenue totaled $115 million in the most recent quarter, and included the impact of lower mortgage banking fees, which was partially offset by seasonal gains in wealth and insurance fee income compared to the prior quarter. The net interest margin decreased to 3.36% from 3.50% in the prior quarter. The contribution from purchased loan accretion decreased by 0.08%. Additionally, the contribution of taxable equivalent securities yields decreased by 0.05% as a result of lower federal income taxes. The cost of funds increased due to change in deposit mix and higher deposit and borrowings funding costs as a result of increases in short term market interest rates. The first quarter loan loss provision was $5.6 million and exceeded the net loan charge-offs recorded during the period.

Total first quarter non-interest expense decreased by 15% compared to the prior quarter, primarily due to lower non-core Commerce merger charges. Total core expense increased by 1% including a full quarter of the new Commerce operations. The efficiency ratio measured 59.5%, including the benefit of expense reductions in mortgage banking. Total full-time equivalent staff measured 1,941 positions at quarter-end, compared to 1,992 positions at the start of the year. The first quarter effective income tax rate was 22% in 2018 compared to 30% in 2017, reflecting the benefit of federal income tax reform which became effective in 2018.

INVESTOR CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Tuesday, April 24, 2018 to discuss the results for the quarter and provide guidance about expected future results.  Participants are encouraged to pre-register for the conference call using the following link:  http://dpregister.com/10118850. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call.  Participants may pre-register at any time prior to the call, and will immediately receive simple instructions via email.  Additionally, participants may reach the registration link and access the webcast by logging in through the investor section of Berkshire’s website at http://ir.berkshirebank.com. Those parties who do not have internet access or are otherwise unable to pre-register for this event, may participate at the above time by dialing 1-844-792-3726 and asking the Operator to join the Berkshire Hills Bancorp (BHLB) earnings call. A telephone replay of the call will be available through Tuesday, May 1, 2018 by dialing 877-344-7529 and entering access number 10118850.  The webcast will be available on Berkshire's website for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank - America's Most Exciting Bank®. The Company has approximately $11.5 billion in assets and 114 full service branches in Massachusetts, New York, Connecticut, Vermont, New Jersey, and Pennsylvania providing personal and business banking, insurance, and wealth management services. The Company also offers mortgages and specialized commercial lending services in targeted national markets.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on page F-9 in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items primarily include securities gains/losses, merger costs, and restructuring costs. Securities gains/losses include unrealized gains/losses on equity securities beginning in the first quarter of 2018. Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, variable compensation expenses, and professional fees. These charges in 2017 and 2018 are primarily related to business combinations with First Choice Bank and Commerce Bancshares Corp. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch sales. Additionally, the Company recorded charges for hedge terminations in the first quarter of 2017 and legal settlement costs during the year.

Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS

Investor Relations Contact

Allison O’Rourke; Executive Vice President, Investor Relations Officer; 413-236-3149

Media Contact

Elizabeth Mach; Senior Vice President, Marketing Officer; 413-445-8390

TABLE INDEX	CONSOLIDATED UNAUDITED FINANCIAL SCHEDULES
F-1	Selected Financial Highlights
F-2	Balance Sheets
F-3	Loan and Deposit Analysis
F-4	Statements of Income
F-5	Statements of Operations (Five Quarter Trend)
F-6	Average Yields and Costs
F-7	Average Balances
F-8	Asset Quality Analysis
F-9	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-1)

	At or for the Quarters Ended (2)
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2018	2017 (3)	2017	2017	2017
PER SHARE DATA
Net earnings/(loss), diluted	$0.55	$(0.06)	$0.57	$0.53	$0.44
Core earnings, diluted (1)	0.65	0.58	0.59	0.58	0.55
Total book value per common share	32.12	32.14	31.78	31.37	30.77
Tangible book value per common share (1)	19.86	19.83	21.38	20.96	18.97
Market price at period end	37.95	36.60	38.75	35.15	36.05
Dividends per common share	0.22	0.21	0.21	0.21	0.21
Dividends per preferred share	0.44	0.42	-	-	-

PERFORMANCE RATIOS (4)
Return on assets	0.88%	(0.10)%	0.95%	0.84%	0.68%
Core return on assets (1)	1.04	0.94	0.98	0.92	0.85
Return on equity	6.69	(0.77)	7.26	6.80	5.71
Core return on equity (1)	7.92	7.16	7.47	7.45	7.17
Core return on tangible common equity (1)	13.43	11.90	11.42	11.96	12.05
Net interest margin, fully taxable equivalent (FTE) (5)	3.36	3.50	3.36	3.36	3.33
Fee income/Net interest and fee income	25.51	25.91	29.96	32.23	30.04
Efficiency ratio (1)	59.54	57.43	59.28	61.72	61.94

GROWTH (Year-to-date)
Total commercial loans (annualized)	1%	38%	9%	13%	15%
Total loans (annualized)	4	27	8	10	6
Total deposits (annualized)	(3)	32	3	3	2
Total net revenues (compared to prior year)	13	41	37	40	39
Earnings per share (compared to prior year)	25	(25)	(2)	(8)	(15)
Core earnings per share (compared to prior year) (1)	18	4	4	5	2

FINANCIAL DATA (in millions)
Total assets	$11,519	$11,571	$9,767	$9,627	$9,298
Total earning assets	10,442	10,509	8,944	8,807	8,486
Total securities	1,932	1,899	1,824	1,773	1,714
Total loans	8,376	8,299	6,947	6,864	6,656
Allowance for loan losses	54	52	49	47	46
Total intangible assets	556	558	420	421	422
Total deposits	8,683	8,750	6,790	6,715	6,656
Total shareholders' equity	1,498	1,496	1,285	1,268	1,100
Net income/(loss)	25.2	(2.8)	22.9	19.7	15.5
Core income (1)	29.9	26.3	23.6	21.6	19.4

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.17%	0.17%	0.19%	0.20%	0.20%
Total non-performing assets/total assets	0.27	0.21	0.23	0.25	0.27
Allowance for loan losses/total loans	0.64	0.62	0.71	0.69	0.69
Loans/deposits	96	95	102	102	100
Shareholders' equity to total assets	13.00	12.93	13.15	13.17	11.83
Tangible shareholders' equity to tangible assets (1)	8.59	8.52	9.25	9.20	7.64

(1)	Non-GAAP financial measure. Core measurements are non-GAAP financial measures that are adjusted to exclude net non-core charges primarily related to acquisitions and restructuring activities. See page F-9 for reconciliations of non-GAAP financial measures.
(2)	Reconciliations of non-GAAP financial measures, including all references to core and tangible amounts, appear on page F-9.
(3)	The Company acquired Commerce Bancshares Corp., the parent of Commerce Bank & Trust Company, on October 13, 2017.
(4)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(5)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.

F-1

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-2)

	March 31,	December 31,
(in thousands)	2018	2017
Assets
Cash and due from banks	$88,193	$91,122
Short-term investments	35,694	157,641
Total cash and short-term investments	123,887	248,763

Trading security	11,795	12,277
Securities available for sale, at fair value	1,460,660	1,426,099
Securities held to maturity, at amortized cost	395,337	397,103
Federal Home Loan Bank stock and other restricted securities	64,038	63,085
Total securities	1,931,830	1,898,564

Loans held for sale, at fair value	98,440	153,620

Commercial real estate	3,266,737	3,264,742
Commercial and industrial loans	1,818,974	1,803,939
Residential mortgages	2,181,807	2,102,807
Consumer loans	1,108,899	1,127,850
Total loans	8,376,417	8,299,338
Less: Allowance for loan losses	(53,859)	(51,834)
Net loans	8,322,558	8,247,504

Premises and equipment, net	111,237	109,352
Other real estate owned	-	-
Goodwill	519,128	519,287
Other intangible assets	37,085	38,296
Cash surrender value of bank-owned life insurance	192,379	191,221
Deferred tax asset, net	51,679	47,061
Other assets	131,024	117,083
Total assets	$11,519,247	$11,570,751

Liabilities and shareholders' equity
Demand deposits	$1,575,243	$1,606,656
NOW and other deposits	715,581	734,558
Money market deposits	2,749,763	2,776,157
Savings deposits	756,711	741,954
Time deposits	2,885,969	2,890,205
Total deposits	8,683,267	8,749,530

Senior borrowings	1,125,860	1,047,736
Subordinated borrowings	89,384	89,339
Total borrowings	1,215,244	1,137,075

Other liabilities	123,079	187,882
Total liabilities	10,021,590	10,074,487

Total preferred shareholders' equity	40,633	40,633
Total common shareholders' equity	1,457,024	1,455,631
Total shareholders' equity	1,497,657	1,496,264
Total liabilities and shareholders' equity	$11,519,247	$11,570,751

Net common shares outstanding	45,360	45,290

F-2

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-3)

LOAN ANALYSIS

			Annualized Growth %
(in millions)	March 31, 2018 Balance	December 31, 2017 Balance	Quarter ended March 31, 2018

Commercial real estate - construction	$347	$354	(8)%
Commercial real estate - other	2,920	2,910	1
Total commercial real estate	3,267	3,264	0
Commercial and industrial loans	1,819	1,804	3
Total commercial loans	5,086	5,068	1

Total residential mortgages	2,181	2,103	15

Home equity	400	410	(10)
Auto and other	709	718	(5)
Total consumer loans	1,109	1,128	(7)
Total loans	$8,376	$8,299	4%

DEPOSIT ANALYSIS

			Annualized Growth %
(in millions)	March 31, 2018 Balance	December 31, 2017 Balance	Quarter ended March 31, 2018
Demand	$1,575	$1,606	(8)%
NOW and other	715	735	(11)
Money market	2,750	2,776	(4)
Savings	757	742	8
Time deposits	2,886	2,890	(1)
Total deposits	$8,683	$8,749	(3)%

F-3

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-4)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2018	2017
Interest and dividend income
Loans	$92,835	$68,943
Securities and other	14,405	11,766
Total interest and dividend income	107,240	80,709
Interest expense
Deposits	15,325	9,098
Borrowings	6,445	4,725
Total interest expense	21,770	13,823
Net interest income	85,470	66,886
Non-interest income
Mortgage banking originations	10,147	12,678
Loan related income	5,438	4,179
Deposit related fees	8,066	6,204
Insurance commissions and fees	3,025	3,136
Wealth management fees	2,597	2,526
Total fee income	29,273	28,723
Other	1,268	93
Securities (losses)/gains, net	(1,502)	12,570
Gain on sale of business operations and assets, net	481	-
Loss on termination of hedges	-	(6,629)
Total non-interest income	29,520	34,757
Total net revenue	114,990	101,643
Provision for loan losses	5,575	5,095
Non-interest expense
Compensation and benefits	42,184	36,119
Occupancy and equipment	10,082	9,026
Technology and communications	6,830	6,087
Marketing and promotion	2,612	1,999
Professional services	2,053	2,451
FDIC premiums and assessments	1,195	1,298
Other real estate owned and foreclosures	67	28
Amortization of intangible assets	1,268	801
Merger, restructuring and other expense	5,093	11,682
Other	5,485	4,835
Total non-interest expense	76,869	74,326

Income before income taxes	32,546	22,222
Income tax expense	7,298	6,762
Net income	$25,248	$15,460
Preferred stock dividend	230	-
Income available to common shareholders	$25,018	$15,460

Earnings per common share:
Basic	$0.55	$0.44
Diluted	$0.55	$0.44

Weighted average shares outstanding:
Basic	45,966	35,280
Diluted	46,200	35,452

F-4

CONSOLIDATED STATEMENTS OF OPERATIONS (5 Quarter Trend) - UNAUDITED - (F-5)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands, except per share data)	2018	2017	2017	2017	2017
Interest and dividend income
Loans	$92,835	$91,149	$76,024	$71,983	$68,943
Securities and other	14,405	14,674	13,036	12,683	11,766
Total interest and dividend income	107,240	105,823	89,060	84,666	80,709
Interest expense
Deposits	15,325	13,802	10,984	9,971	9,098
Borrowings	6,445	5,655	6,078	5,150	4,725
Total interest expense	21,770	19,457	17,062	15,121	13,823
Net interest income	85,470	86,366	71,998	69,545	66,886
Non-interest income
Mortgage banking originations	10,147	11,918	13,374	16,281	12,678
Loan related income	5,438	5,866	6,081	5,275	4,179
Deposit related fees	8,066	7,871	6,445	6,645	6,204
Insurance commissions and fees	3,025	2,284	2,581	2,588	3,136
Wealth management fees	2,597	2,268	2,315	2,286	2,526
Total fee income	29,273	30,207	30,796	33,075	28,723
Other	1,268	(939)	(2,255)	(276)	93
Securities (losses)/gains, net	(1,502)	30	(1)	(1)	12,570
Gain on sale of business operations and assets, net	481	-	296	-	-
Loss on termination of hedges	-	-	-	-	(6,629)
Total non-interest income	29,520	29,298	28,836	32,798	34,757
Total net revenue	114,990	115,664	100,834	102,343	101,643
Provision for loan losses	5,575	6,141	4,900	4,889	5,095
Non-interest expense
Compensation and benefits	42,184	42,220	37,643	36,997	36,119
Occupancy and equipment	10,082	9,451	8,267	8,678	9,026
Technology and communications	6,830	6,286	6,644	6,883	6,087
Marketing and promotion	2,612	4,573	2,128	3,177	1,999
Professional services	2,053	2,277	2,247	2,190	2,451
FDIC premiums and assessments	1,195	1,920	1,651	1,588	1,298
Other real estate owned and foreclosures	67	9	(23)	30	28
Amortization of intangible assets	1,268	1,183	739	770	801
Merger, restructuring and other expense	5,093	15,553	1,420	2,903	11,682
Other	5,485	6,569	5,104	6,307	4,835
Total non-interest expense	76,869	90,041	65,820	69,523	74,326

Income before income taxes	32,546	19,482	30,114	27,931	22,222
Income tax expense	7,298	22,292	7,211	8,237	6,762
Net income/(loss)	$25,248	$(2,810)	$22,903	$19,694	$15,460
Preferred stock dividend	230	219	-	-	-
Income/(loss) available to common shareholders	$25,018	$(3,029)	$22,903	$19,694	$15,460

Earnings/(loss) per common share:
Basic	$0.55	$(0.06)	$0.57	$0.53	$0.44
Diluted	$0.55	$(0.06)	$0.57	$0.53	$0.44

Weighted average shares outstanding:
Basic	45,966	45,122	39,984	37,324	35,280
Diluted	46,200	45,122	40,145	37,474	35,452

F-5

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-6)

	Quarters Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2018	2017	2017	2017	2017

Earning assets
Loans:
Commercial real estate	4.76%	4.73%	4.64%	4.41%	4.58%
Commercial and industrial loans	5.19	5.25	5.09	5.30	4.86
Residential mortgages	3.56	3.76	3.68	3.62	3.56
Consumer loans	4.01	3.94	3.88	3.81	3.62
Total loans	4.45	4.47	4.33	4.25	4.19
Securities	3.26	3.55	3.43	3.45	3.38
Short-term investments and loans held for sale	3.43	2.90	3.40	3.07	2.40
Total earning assets	4.21	4.27	4.13	4.07	4.00

Funding liabilities
Deposits:
NOW and other	0.28	0.25	0.26	0.23	0.22
Money market	0.73	0.66	0.57	0.54	0.52
Savings	0.14	0.14	0.14	0.14	0.13
Time	1.40	1.25	1.20	1.13	1.08
Total interest-bearing deposits	0.90	0.82	0.78	0.73	0.69
Borrowings	2.02	1.81	1.65	1.46	1.38
Total interest-bearing liabilities	1.08	0.97	0.96	0.88	0.83

Net interest spread	3.13	3.30	3.17	3.19	3.17
Net interest margin (1)	3.36	3.50	3.36	3.36	3.33

Cost of funds (2)	0.90	0.81	0.82	0.75	0.70
Cost of deposits	0.73	0.66	0.64	0.60	0.56

(1)	The effect of purchased loan accretion on the quarterly net interest margin was an increase in all quarters, which is shown sequentially as follows beginning with the most recent quarter and ending with the earliest quarter: 0.13%, 0.21%, 0.14%, 0.12%, 0.18%. See page F-7 for purchased loan accretion.
(2)	Cost of funds includes all deposits and borrowings.

F-6

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	March 31,		Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands)	2018		2017	2017	2017	2017
Assets
Loans
Commercial real estate	$3,250,861		$3,161,902	$2,669,558	$2,691,804	$2,631,281
Commercial and industrial loans	1,811,433		1,645,719	1,183,980	1,130,384	1,072,716
Residential mortgages	2,138,544		2,081,548	1,977,538	1,871,329	1,906,457
Consumer loans	1,114,586		1,123,683	1,030,032	996,488	978,683
Total loans (1)	8,315,424		8,012,852	6,861,108	6,690,005	6,589,137
Securities (2)	1,933,002		1,921,724	1,779,379	1,701,443	1,625,769
Short-term investments and loans held for sale	139,161		146,101	167,724	148,276	118,537
Total earning assets	10,387,587		10,080,677	8,808,211	8,539,724	8,333,443
Goodwill and other intangible assets	557,321		533,157	420,853	421,601	422,331
Other assets	521,745		516,802	402,188	369,317	388,211
Total assets	$11,466,653		$11,130,636	$9,631,252	$9,330,642	$9,143,985

Liabilities and shareholders' equity
Deposits
NOW and other	$712,181		$702,353	$570,864	$572,688	$574,799
Money market	2,518,920		2,371,203	1,768,108	1,794,693	1,804,738
Savings	743,944		733,157	669,690	667,863	648,839
Time	2,913,512		2,906,423	2,587,702	2,472,990	2,351,183
Total interest-bearing deposits	6,888,557		6,713,136	5,596,364	5,508,234	5,379,559
Borrowings	1,275,173		1,229,781	1,445,700	1,398,653	1,374,620
Total interest-bearing liabilities	8,163,730		7,942,917	7,042,064	6,906,887	6,754,179
Non-interest-bearing demand deposits	1,656,260		1,591,431	1,196,451	1,155,533	1,178,790
Other liabilities	137,976		127,562	131,003	110,367	128,573
Total liabilities	9,957,966		9,661,910	8,369,518	8,172,787	8,061,542

Total preferred shareholders' equity	40,633		34,892	-	-	-
Total common shareholders' equity	1,468,054	#	1,433,834	1,261,734	1,157,855	1,082,443
Total shareholders' equity	1,508,687		1,468,726	1,261,734	1,157,855	1,082,443
Total liabilities and shareholders' equity	$11,466,653		$11,130,636	$9,631,252	$9,330,642	$9,143,985

Supplementary data
Total average non-maturity deposits	$5,631,305		$5,398,144	$4,205,113	$4,190,777	$4,207,166
Total average deposits	8,544,817		8,304,567	6,792,815	6,663,767	6,558,349
Fully taxable equivalent income adjustment	1,820		3,122	2,950	2,644	2,511
Purchased loan accretion	3,433		5,507	3,066	2,550	3,687
Total average tangible equity (3)	951,366		935,569	840,881	736,254	660,112

(1) Total loans include non-accruing loans.
(2) Average balances for securities available-for-sale are based on amortized cost.
(3) See page F-9 for details on the calculation of total average tangible equity.

F-7

ASSET QUALITY ANALYSIS - UNAUDITED - (F-8)

	At or for the Quarters Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands)	2018	2017	2017	2017	2017
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$10,084	$7,266	$5,228	$7,587	$7,718
Commercial and industrial loans	7,430	7,311	9,681	8,387	8,327
Residential mortgages	5,777	2,883	3,092	3,245	3,971
Consumer loans	5,996	5,438	4,350	4,977	5,109
Total non-accruing loans	29,287	22,898	22,351	24,196	25,125
Other real estate owned	-	-	288	279	71
Repossessed assets	1,241	1,147	-	-	-
Total non-performing assets	$30,528	$24,045	$22,639	$24,475	$25,196

Total non-accruing loans/total loans	0.35%	0.28%	0.32%	0.35%	0.38%
Total non-performing assets/total assets	0.27%	0.21%	0.23%	0.25%	0.27%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$51,834	$49,004	$47,359	$45,804	$43,998
Charged-off loans	(3,791)	(3,734)	(3,796)	(3,431)	(3,623)
Recoveries on charged-off loans	241	423	541	97	334
Net loans charged-off	(3,550)	(3,311)	(3,255)	(3,334)	(3,289)
Provision for loan losses	5,575	6,141	4,900	4,889	5,095
Balance at end of period	$53,859	$51,834	$49,004	$47,359	$45,804

Allowance for loan losses/total loans	0.64%	0.62%	0.71%	0.69%	0.69%
Allowance for loan losses/non-accruing loans	184%	226%	219%	196%	182%

NET LOAN CHARGE-OFFS
Commercial real estate	$(817)	$(881)	$(1,425)	$(1,474)	$(633)
Commercial and industrial loans	(972)	(960)	(573)	(625)	(1,634)
Residential mortgages	(406)	(759)	130	(337)	(324)
Home equity	(588)	(123)	(634)	(268)	(95)
Auto and other consumer	(767)	(588)	(753)	(630)	(603)
Total, net	$(3,550)	$(3,311)	$(3,255)	$(3,334)	$(3,289)

Net charge-offs (QTD annualized)/average loans	0.17%	0.17%	0.19%	0.20%	0.20%
Net charge-offs (YTD annualized)/average loans	0.17%	0.19%	0.20%	0.20%	0.20%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.39%	0.35%	0.25%	0.23%	0.24%
90+ Days delinquent and still accruing	0.23%	0.20%	0.17%	0.12%	0.16%
Total accruing delinquent loans	0.62%	0.55%	0.42%	0.35%	0.40%
Non-accruing loans	0.35%	0.28%	0.32%	0.35%	0.38%
Total delinquent and non-accruing loans	0.97%	0.83%	0.74%	0.70%	0.78%

F-8

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED - (F-9)

		At or for the Quarters Ended
		March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands)		2018	2017	2017	2017	2017
Net income/(loss)		$25,248	$(2,810)	$22,903	$19,694	$15,460
Adj: Net securities losses/(gains) (1)		1,502	(30)	1	1	(12,570)
Adj: Loss on termination of hedges		-	-	-	-	6,629
Adj: Net (gains) on sale of business operations and assets		(481)	-	(296)	-	-
Adj: Merger and acquisition expense		5,093	15,553	1,110	2,266	5,947
Adj: Restructuring expense and other expense		-	-	310	637	5,735
Adj: Employee and community investment		-	3,400	-	-	-
Adj: Deferred tax asset impairment		-	18,145	-	-	-
Adj: Income taxes		(1,481)	(7,963)	(474)	(1,039)	(1,801)
Total core income (2)	(A)	$29,881	$26,295	$23,554	$21,559	$19,400

Total revenue		$114,990	$115,664	$100,834	$102,343	$101,643
Adj: Net securities losses/(gains) (1)		1,502	(30)	1	1	(12,570)
Adj: Net (gains) on sale of business operations		(481)	-	(296)	-	-
Adj: Loss on termination of hedges		-	-	-	-	6,629
Total core revenue (2)	(B)	$116,011	$115,634	$100,539	$102,344	$95,702

Total non-interest expense		$76,869	$90,041	$65,820	$69,523	$74,326
Less: Merger, restructuring and other expense (see above)		(5,093)	(15,553)	(1,420)	(2,903)	(11,682)
Less: Employee and community investment		-	(3,400)	-	-	-
Core non-interest expense (2)	(C)	$71,776	$71,088	$64,400	$66,620	$62,644

(in millions, except per share data)
Total average assets	(D)	$11,467	$11,131	$9,631	$9,331	$9,144
Total average shareholders' equity	(E)	1,509	1,469	1,262	1,158	1,082
Total average tangible shareholders' equity (2)	(F)	951	936	841	736	660
Total average tangible common shareholders' equity (2)	(G)	911	901	841	736	660
Total tangible shareholders' equity, period-end (2)(3)	(H)	941	939	864	847	678
Total tangible common shareholders' equity, period-end (2)(3)	(I)	901	898	864	847	678
Total tangible assets, period-end (2)(3)	(J)	10,963	11,013	9,346	9,206	8,876

Total common shares outstanding, period-end (thousands)	(K)	45,360	45,290	40,424	40,428	35,729
Average diluted shares outstanding (thousands)	(L)	46,200	45,383	40,145	37,474	35,452

Core earnings per share, diluted (2)	(A/L)	$0.65	$0.58	$0.59	$0.58	$0.55
Tangible book value per common share, period-end (2)	(I/K)	19.86	19.83	21.38	20.96	18.97
Total tangible shareholders' equity/total tangible assets (2)	(H)/(J)	8.59	8.53	9.25	9.20	7.64

Performance ratios (4)
GAAP return on assets		0.88%	(0.10)%	0.95%	0.84%	0.68%
Core return on assets (2)	(A/D)	1.04	0.94	0.98	0.92	0.85
GAAP return on equity		6.69	(0.77)	7.26	6.80	5.71
Core return on equity (2)	(A/E)	7.92	7.16	7.47	7.45	7.17
Core return on tangible common equity (2)(5)	(A+O)/(G)	13.43	11.90	11.42	11.96	12.05
Efficiency ratio (2)(6)	(C-O)/(B+M+P)	59.54	57.43	59.28	61.72	61.94
Net interest margin		3.36	3.50	3.36	3.36	3.33

Supplementary data (in thousands)
Tax benefit on tax-credit investments (7)	(M)	$596	$2,957	$3,905	$1,696	$1,624
Non-interest income charge on tax-credit investments (8)	(N)	(506)	(2,564)	(3,347)	(1,453)	(1,329)
Net income on tax-credit investments	(M+N)	90	393	558	243	295

Intangible amortization	(O)	$1,268	$1,183	$739	$770	$801
Fully taxable equivalent income adjustment	(P)	1,820	3,122	2,950	2,644	2,511

(1)	Net securities losses/(gains) for the period ending March 31, 2018 includes the change in fair value of the Company's equity securities in compliance with the Company's adoption of ASU 2016-01. There were no non-equity securities sold during the period ending March 31, 2018.
(2)	Non-GAAP financial measure.
(3)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(5)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 27.32% marginal rate, by tangible equity.
(6)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(7)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation and low-income housing.
(8)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-9